Exhibit 5.2

P.O. Box 1110 3000 BC Rotterdam Weena 750 3014 DA Rotterdam T +31 10 22 40 000 F +31 10 41 48 444	Rotterdam, 15 June 2012

AerCap Aviation Solutions B.V. Stationsplein 965 AerCap House 1117 CE Schiphol The Netherlands

Ladies and Gentlemen:

Re: exchange offer relating to U.S.$ 300,000,000 6.375 % senior unsecured notes due 2017 by AerCap Aviation Solutions B.V., fully and unconditionally guaranteed by AerCap Holdings N.V.

Capitalised terms used in this opinion letter have the meanings set forth in Exhibit A. The section headings used in this opinion letter are for convenience of reference only and are not to affect its construction or to be taken into consideration in its interpretation.

We have acted as special legal counsel as to Netherlands law to the Companies in connection with the filing of the Registration Statement with the U.S. Securities and Exchange Commission.

This opinion letter is rendered to you at your request and it may only be relied upon in connection with the Exchange Offer. It does not purport to address all matters of Netherlands law that may be of relevance with respect to the Exchange Offer. This opinion letter is strictly limited to the matters stated in it and may not be read as extending by implication to any matters not specifically referred to in it. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Opinion Documents or any other document reviewed by us in connection with this opinion letter, except as expressly confirmed in this opinion letter.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. The previous sentence is no admittance that we are in the category of

NautaDutilh N.V. has its seat at Rotterdam, the Netherlands and is registered in the Commercial Register in Rotterdam under number 24338323.

ABN AMRO Bank 46.69.93.293; Fortis Bank 64.21.43.218; ING Bank 50296; Account Name: Stichting Beheer Derdengelden Advocatuur NautaDutilh.

persons whose consent for the filing and reference in that paragraph is required under Section 7 of the U.S. Securities Act of 1933, as amended, or any rules or regulations of the U.S. Securities and Exchange Commission promulgated under it.

In rendering the opinions expressed in this opinion letter, we have exclusively reviewed and relied upon the Opinion Documents and the Corporate Documents, and we have assumed that the Opinion Documents have been entered into and the Exchange Notes will be issued for bona fide commercial reasons. We have not investigated or verified any factual matter disclosed to us in the course of our review.

This opinion letter sets out our opinion on certain matters of the laws with general applicability of the Netherlands, and, insofar as they are directly applicable in the Netherlands, of the European Union, as at today’s date and as presently interpreted under published authoritative case law of the Netherlands courts, the European General Court and the European Court of Justice. We do not express any opinion on Netherlands or European competition law or tax law (except for the opinion expressed in opinion 5). No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of, any developments or changes of Netherlands law subsequent to today’s date.

The opinions expressed in this opinion letter are to be construed and interpreted in accordance with Netherlands law. Each person relying on this opinion letter accepts that any issues of interpretation or liability arising out of or in connection with this opinion letter shall be governed by Netherlands law and shall be submitted to the exclusive jurisdiction of the competent courts at Amsterdam, the Netherlands. This opinion letter is issued by NautaDutilh N.V. and no person other than NautaDutilh N.V. can be held liable in relation to this opinion letter.

In this opinion letter, legal concepts are expressed in English terms. The Netherlands legal concepts concerned may not be identical in meaning to the concepts described by the English terms as they exist under the law of other jurisdictions. In the event of a conflict or inconsistency, the relevant expression shall be deemed to refer only to the Netherlands legal concepts described by the English terms.

For the purposes of this opinion letter, we have assumed that on the date hereof:

a.             all documents reviewed by us as originals are complete and authentic and the signatures on these documents are the genuine signatures of the persons purported to have signed them, all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the executed originals and these originals are complete and authentic and the signatures on them are the genuine signatures of the persons purported to have signed them;

b.             no defects (gebreken) not appearing on the face of a Deed of Incorporation attach to the incorporation of any Company (kleven aan haar totstandkoming);

c.             the Articles of Association of each Company are its articles of association currently in force. The Extracts support this assumption;

d.             the Resolutions correctly reflect the resolutions of the Issuer’s managing board and shareholder, and the Guarantor’s Group Treasury and Accounting Committee of the Board of Directors, and have not been amended, nullified, revoked, or declared null and void, and the factual statements made and the confirmations given in the Resolutions are complete and correct;

e.             each Power of Attorney (i) is in full force and effect, and (ii) under any applicable law other than Netherlands law validly authorises the person or persons purported to be granted authority to represent and bind the relevant Company with regard to the transactions contemplated by and for the purposes stated in the Opinion Documents;

f.              the information contained in the Extracts is up to date;

g.            all terms and conditions set forth in the Opinion Documents and the Exchange Notes as well as each of the transactions relating thereto are at arm’s length;

h.            none of the opinions stated in this opinion letter will be affected by any foreign law; and

i.              the above assumptions were true and accurate at the times when the Resolutions and the Guarantor Power of Attorney were signed.

Based upon and subject to the foregoing and subject to the qualifications set forth in this opinion letter and to any matters, documents or events not disclosed to us, we express the following opinions:

Corporate Status

1.             The Issuer has been duly incorporated and is validly existing as a besloten vennootschap met beperkte aansprakelijkheid (private company with limited liability) and the Guarantor has been duly incorporated and is validly existing as a naamloze vennootschap (public company with limited liability).

Corporate Power

2.             The Issuer has the corporate power to enter into the Opinion Documents,  to issue and offer the Exchange Notes and to perform its obligations under the Opinion documents and the Exchange Notes. The Guarantor has the corporate power to enter into the Opinion Documents, to issue the Exchange Guarantee and to perform its obligations under the Opinion Documents and the Exchange Guarantee.

Due authorisation

3.             The Issuer has duly authorised the entering into of the Opinion Documents, the issue and offering of the Exchange Notes and the performance of its obligations under the Opinion Documents and the Exchange Notes. The Guarantor has duly authorised the entering into of the Opinion Documents, the issue of the Exchange Guarantee and the performance of its obligations under the Opinion Documents and the Exchange Guarantee.

Valid Signing

4.             Each Opinion Document has been validly signed on behalf of each Company.

Prospectus - Certain Netherlands Tax Considerations

5.             The statements in the Prospectus in the section “Certain Netherlands and U.S. Federal Tax Considerations - Certain Netherlands Tax Considerations” constitute a fair summary of the matters of Netherlands tax law referred to therein.

The opinions expressed above are subject to the following qualifications:

A.           As Netherlands lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Opinion Documents under the applicable law and the obligations of the parties thereto, and we have made no investigation of that meaning and purport. Our review of the Opinion Documents and of any other documents subject or expressed to be subject to any law other than Netherlands law has therefore been limited to the terms of these documents as they appear to us on their face.

B.            The information contained in the Extracts does not constitute conclusive evidence of the facts reflected in them.

C.            Pursuant to Article 2:7 NCC, any transaction entered into by a legal entity may be nullified by the legal entity itself or its liquidator in bankruptcy proceedings (curator) if the objects of that entity were transgressed by the transaction and the other party to the transaction knew or should have known this without independent investigation (wist of zonder eigen onderzoek moest weten). The Netherlands Supreme Court (Hoge Raad der Nederlanden) has ruled that in determining whether the objects of a legal entity are transgressed, not only the description of the objects in that legal entity’s articles of association (statuten) is decisive, but all (relevant) circumstances must be taken into account, in particular whether the interests of the legal entity were served by the transaction. Based on the objects clause contained in the Articles of Association, we have no reason to believe that by entering into the Opinion Documents and issuing the Exchange Notes or the Exchange Guarantee, as the case may be, and performing their obligations thereunder, the Companies would transgress the description of the objects contained in their Articles of Association. However, we cannot assess whether there are other relevant circumstances that must be taken into account, in particular whether the interests of the Companies are served by entering into the Opinion Documents and issuing the Exchange Notes or the Exchange Guarantee, as the case may be, and performing their obligations thereunder, since this is a matter of fact.

D.            The opinions expressed in this opinion letter may be limited or affected by:

a.          any applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws or procedures now or hereinafter in effect, relating to or affecting the enforcement or protection of creditors’ rights generally;

b.         the provisions of fraudulent preference and fraudulent conveyance (Actio Pauliana) and similar rights available in other jurisdictions to liquidators in bankruptcy proceedings or creditors;

c.          claims based on tort (onrechtmatige daad); and

d.         sanctions and measures implemented or effective in the Netherlands under the Sanctions Act 1977 (Sanctiewet 1977) or European Union regulations.

Yours faithfully,

On behalf of NautaDutilh N.V.

/s/ Walter A.M. Schellekens
Walter A.M. Schellekens

EXHIBIT A

LIST OF

DEFINITIONS

“Articles of Association”

a.     in relation to the Issuer, the articles of association (statuten) as contained in its Deed of Incorporation; and

b.     in relation to the Guarantor, its articles of association as they read after the execution of a deed of amendment dated 23 May 2011, which, according to the relevant Extract, was the last amendment to the Guarantor’s articles of association

“Attorney”

a.     in relation to the Issuer, each person appointed as attorney pursuant to the Issuer Power of Attorney; and

b.     in relation to the Guarantor, each person appointed as Attorney pursuant to the Guarantor Power of Attorney

“Bankruptcy Clerk’s Office”

a.     the online central insolvency register (Centraal Insolventie Register) held by the Council for the Administration of Justice (Raad voor de Rechtspraak);

b.     the online EU Insolvency Register (Centraal Insolventie Register-EU Registraties) held by the Council for the Administration of Justice (Raad voor de Rechtspraak); and

c.     the Amsterdam court bankruptcy clerk’s office (faillissementsgriffie)

“Board Regulations”	the board regulations (bestuursreglement) of the board of directors (bestuur) of the Guarantor, dated 22 March 2011

“Commercial Register”	the Amsterdam Chamber of Commerce Commercial Register (handelsregister gehouden door de Kamer van Koophandel en Fabrieken)

“Companies”	the Issuer and the Guarantor

“Corporate Documents”	the documents listed in Exhibit C (List of Corporate Documents)

“Deed of Incorporation”	a. in relation to the Issuer, its deed of incorporation (akte van oprichting) dated 10 April 2012; and b. in relation to the Guarantor, its deed of incorporation dated 10 July 2006

“Exchange Guarantee”	the guarantee of the Exchange Notes as set forth in Article 10 (Note Guarantees) of the Indenture

“Exchange Notes”	the Issuer’s new 6.375% senior unsecured notes due 2017 to be issued under the Indenture as amended by the Supplemental Indenture, and to be registered under the Securities Act of 1933

“Exchange Offer”	the offer to exchange any Old Notes for Exchange Notes

“Exhibit”	an exhibit to this opinion letter

“Extracts”	in relation to each Company, an extract from the Commercial Register dated the date of this opinion letter

“FSA”	the Netherlands Financial Supervision Act (Wet op het financieel toezicht)

“Guarantor”	AerCap Holding N.V., a public company with limited liability (naamloze vennootschap) registered with the Commercial Register under file number 34251954

“Guarantor Power of Attorney”	the power of attorney granted by the Guarantor, dated 27 April 2012, in respect of, inter alia, the signing of the Opinion

Documents, and the power of attorney contained in the Resolutions of the Guarantor, in respect of, inter alia, the signing of the Registration Statement

“Indenture”	the indenture, dated 22 May 2012, relating to the Old Notes and the Exchange Notes, made between the Issuer, the Guarantor and the Trustee

“Issuer”	AerCap Aviation Solutions B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) registered with the Commercial Register under file number 55083617

“Issuer Power of Attorney”	the power of attorney and the appointment contained in the Resolutions of the Issuer, in respect of, inter alia, the signing of the Opinion Documents

“NCC”	the Netherlands Civil Code (Burgerlijk Wetboek)

“NCCP”	the Netherlands Code of Civil Procedure (Wetboek van Burgerlijke Rechtsvordering)

“the Netherlands”	the European territory of the Kingdom of the Netherlands

“Old Notes”	the Issuer’s existing 6.375% senior unsecured notes due 2017, issued under the Indenture, as amended by the Supplemental Indenture

“Opinion Documents”	the documents listed in Exhibit B (List of Opinion Documents)

“Powers of Attorney”	the Issuer Power of Attorney and the Guarantor Power of Attorney

“Prospectus”	the prospectus forming part of the Registration Statement

“Registration Statement”	the registration statement on Form S-4 under the Securities Act of 1933 of the United States in relation to the Exchange Offer, dated 15 June 2012

“Resolutions”

a.     in relation to the Issuer, the documents containing the resolutions of its board of directors (bestuur), dated 1 May 2012, and of its general meeting of shareholders (algemene vergadering van aandeelhouders), dated 1 May 2012; and

b.     in relation to the Guarantor, the document containing the resolutions of the Group Treasury and Accounting Committee of the Board of Directors, dated 27 April 2012 and the resolutions of its board of directors (bestuur), dated 15 June 2012

“Supplemental Indenture”	the first supplemental indenture dated 14 June 2012, between the Issuer, the Guarantor and the Trustee, amending the Indenture

“Trustee”	Wilmington Trust, National Association

EXHIBIT B

LIST OF

ISSUE DOCUMENTS

1.             a pdf copy of the Indenture;

2.             a pdf copy of the Supplemental Indenture; and

3.             a pdf copy of the Registration Statement.

EXHIBIT C

LIST OF

CORPORATE DOCUMENTS

1.             a pdf copy of each Deed of Incorporation;

2.             a pdf copy of the Articles of Association;

3.             a pdf copy of the Extracts; and

4.             pdf copies of the Resolutions.